Exhibit 99.1

TRIANGLE PETROLEUM PROVIDES FINANCIAL AND OPERATIONAL RESULTS FOR THIRD QUARTER FISCAL YEAR 2015

DENVER, Colorado, December 8, 2014 — Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT: TPLM) today provides an operational update and reports its third quarter fiscal year 2015 results for the three-month period ended October 31, 2014 (“Q3 fiscal 2015” or “Q3 FY2015”).

Third Quarter Highlights for Fiscal Year 2015 (ended October 31, 2014)

•                  Quarterly production volumes of 1,125 Mboe (12,230 Boepd) as compared to 626 Mboe (6,804 Boepd) in Q3 fiscal 2014 (+80% y/y)

•                  Total estimated proved reserves of 57,120 Mboe as of October 31, 2014 as compared to 32,529 Mboe as of October 31, 2013 (+76% y/y)

•                  Consolidated revenues of $174.2 million as compared to $88.5 million in Q3 fiscal 2014 (+97% y/y)

•                  Consolidated adjusted net income of $14.9 million, or $0.15 fully diluted EPS, as compared to $13.0 million, or $0.14 fully diluted EPS in Q3 fiscal 2014 (+15% y/y)

•                  RockPile Energy Services, LLC (“RockPile”) contributed revenue of $94.1 million and income before taxes of $10.6 million in Q3 fiscal 2015 to Triangle’s consolidated financial results, as compared to $33.1 million and ($1.3) million in Q3 fiscal 2014, respectively

•                  $553.6 million of total liquidity as of October 31, 2015, including cash on hand and pro forma for Triangle USA and RockPile credit facility amendments executed in November, 2015

•                  As of December 5, 2014 Triangle has repurchased approximately 9.9 million shares of common stock at an average price $7.18 per share. All repurchases are pursuant to previously announced share repurchase programs

Segment Financial Results

Q3 fiscal 2015 stand-alone revenue and Adjusted-EBITDA (reference accompanying “Reconciliation Tables” as well as “Use of Segment Information and Non-GAAP Measures” disclosures at end of press release).

Q3 FY2015	Revenue	q/q % Change	Adj.-EBITDA	q/q % Change
E&P	$80.1	—	$57.3	6%
RockPile	$143.8	41%	$34.7	21%
Caliber	$4.6	56%	$2.9	26%
Total	$228.5	23%	$94.8	11%

*Dollars in U.S. millions.

*Exploration and production operating segment (“E&P”) Adjusted-EBITDA includes all exploration and production related business lines, and does not include TPC (parent company) other revenues and expenses.

*Caliber revenue and Adjusted-EBITDA represents Triangle’s approximately 32% ownership share of the partnership.

Segment Operational Update

•                  Completed 17.0 gross (13.2 net) operated wells and 26.0 gross (0.8 net) non-operated wells in Q3 fiscal 2015

•                  RockPile generated approximately $143.8 million of stand-alone revenue in Q3 fiscal 2015 as compared to $66.2 million in Q3 fiscal 2014 (+117% y/y)

•                  Completed 17 Triangle operated wells and 26 third-party wells in Q3 fiscal 2015 as compared to 9 Triangle operated wells and 19 third-party wells in Q3 fiscal 2014 (+54% y/y)

•                  Backlog of approximately 34 wells at the end of Q3 fiscal 2015, including 27 for third-party operators

•                  RockPile’s fifth pressure pumping spread is expected to be deployed during Q2 fiscal 2016

Q3 Fiscal 2015 Summary Consolidated Statement of Operations (in thousands)

	Three Months Ended October 31,
	2014	2013
Revenues
Oil, natural gas and natural gas liquids sales	$80,139	$55,477
Oilfield services	94,057	33,072
Total Revenues	174,196	88,549
Expenses
Production taxes	8,637	6,161
Lease operating expenses	7,454	4,443
Gathering, transportation and processing	4,380	1,443
Oilfield services(a)	70,857	29,164
Depreciation and amortization	32,581	18,609
Accretion of asset retirement obligations	149	983
Corporate and Other stock-based compensation	1,588	1,981
E&P stock-based compensation	93	328
RockPile stock-based compensation	146	148
Corporate and Other cash G&A expenses	3,426	2,385
E&P cash G&A expenses	2,896	2,594
RockPile cash G&A expenses	7,310	3,150
System Conversion Costs	1,334	—
Total operating expenses	140,851	71,389

Operating Income	33,345	17,160

Gain (loss) on equity investment derivatives	742	35,832
Gain (loss) from commodity derivative activities	19,822	2,123
Interest expense	(9,463)	(1,992)
Income (loss) from equity investment	393	—
Interest income	39	53
Other income	(180)	15
Total other income	11,353	36,030

Net Income Before Income Taxes	44,698	53,190
Income tax provision(b)	(19,300)	(5,969)
Net Income	$25,398	$47,221

Net Income per Common Share
Basic	$0.30	$0.60
Diluted(c)	$0.26	$0.50

Adjusted Net Income per Common Share(d)
Basic	$0.17	$0.16
Diluted(c)	$0.15	$0.14

Weighted Average Common Shares
Basic	85,242	79,059
Diluted	102,954	96,042

(a) Includes intercompany eliminations; reference Note 4 — Segment Reporting in our Q3 fiscal 2015 Form 10-Q for additional details.

(b) The effective tax rate for the three months ended October 31, 2014 is approximately 43%, which differs from the statutory income tax rate due to permanent book to tax differences. Income tax provision is primarily a non-cash expense, with a cash tax expense component of approximately $0.3 million.

(c) Includes interest expense add-back of $0.9 million and $0.9 million net of income taxes and amounts capitalized in Q3 fiscal 2015 and Q3 fiscal 2014, respectively, related to outstanding convertible note.

(d) Reference accompanying Reconciliation Tables and Use of Segment Information and Non-GAAP Measures at end of press release for additional detail.

Q3 Fiscal 2015 Summary Consolidated Balance Sheet (in thousands)

	October 31, 2014	January 31, 2014
Assets
Cash and equivalents	$53,236	$81,750
Other current assets	225,228	114,048
Net property and equipment	1,180,054	753,880
Other noncurrent assets	91,853	77,906
Total assets	$1,550,371	$1,027,584

Liabilities and Stockholders’ Equity
Current liabilities	$284,873	$159,368
5% convertible note	134,200	129,290
Long-term debt	544,375	205,067
Other noncurrent liabilities	51,183	10,697
Total stockholders’ equity	535,740	523,162
Total liabilities and stockholders’ equity	$1,550,371	$1,027,584

Use of Segment Information and Non-GAAP Measures

(1)         The Company often provides financial metrics for Triangle’s segments of operation. Revenues for each segment are disclosed in notes to the financial statements contained in the Company’s Form 10-K and Form 10-Q filings, but the sum of those stand-alone revenues differ from Triangle’s consolidated revenues for the corresponding reporting period. Triangle’s consolidated revenues would reflect segment revenues reduced for intercompany sales (i.e. for RockPile services to Triangle’s E&P segment).

Triangle also believes that stand-alone segment revenue assists investors in measuring RockPile’s and Caliber’s performance as stand-alone companies without eliminating, on a consolidated basis, certain revenues attributable to services for Triangle’s economic interests in wells operated by Triangle’s E&P segment.

(2)         Adjusted-EBITDA represents income before interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items. Adjusted-EBITDA is not a calculation based upon generally accepted accounting principles in the U.S. (“GAAP”). Triangle has presented Adjusted-EBITDA by segment because it regularly reviews Adjusted-EBITDA by segment as a measure of the segment’s operating performance. Triangle also believes Adjusted-EBITDA assists investors in comparing segment performance on a consistent basis without regard to interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items which can vary significantly depending upon many factors.

The total of Adjusted-EBITDA by segment is not indicative of Triangle’s consolidated Adjusted-EBITDA, which reflects other matters such as (i) additional parent administrative costs, (ii) intercompany eliminations, (iii) paid-in-kind interest expense on the convertible notes and (iv) the use of the equity method, rather than consolidation, for Triangle’s investment in Caliber.  The Adjusted-

EBITDA measures presented in the “Reconciliation Tables” may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

We believe that net income before income taxes is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted-EBITDA. Net income before income taxes will be significantly affected by consolidated interest expense and full-cost pool amortization. Such amortization varies with changes in proved reserves, well costs during the year, and future plans in developing proved undeveloped reserves.

(3)         Adjusted net income (loss) is defined as net income (loss) applicable to common stockholders adjusted to exclude certain charges or amounts in order to provide users of this financial information with additional meaningful comparisons between current results and the results of prior periods. We present this measure because (i) it is consistent with the manner in which the Company’s performance is measured relative to the performance of its peers, (ii) this measure is more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP. We believe that net income (loss) is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted net income (loss).

About Triangle

Triangle (NYSE MKT: TPLM) is a vertically integrated, growth oriented energy company with a strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Conference Call Information

As previously announced, Triangle will host a conference call Monday, December 8, 2014 at 8:30 AM MT (10:30 AM ET) to provide an operational update and financial results of Triangle’s Q3 fiscal 2015, followed immediately by a question and answer session. Interested parties may dial-in using the conference call number (888) 347-6610. International parties may dial-in using (412) 902-4292. A live webcast of the conference call can be accessed by visiting the following link: http://www.videonewswire.com/event.asp?id=101123. The Company recommends dialing into the conference call at least ten minutes before the scheduled start time. A recording of the conference call will be available through December 17, 2014 at (877) 344-7529 (conference # 10056726). For international participants, the replay dial-in number is (412) 317-0088 (conference # 10056726).

Q3 Fiscal 2015 Segment Income and Elimination (in thousands)

	Exploration and Production	RockPile’s Pressure Pumping and Other Services(a)	Corporate and Other(b)	Eliminations and Other		Consolidated Total
Revenues
Oil, natural gas and natural gas liquids sales	$80,139	$—	$—	$—		$80,139
Oilfield services for third parties	—	96,810	—	(2,753)		94,057
Intersegment revenues	—	46,941	—	(46,941)		—
Total revenues	80,139	143,751	—	(49,694)		174,196

Expenses
Prod. taxes, LOE, and other expenses	20,620	—	—	—		20,620
Depreciation and amortization	27,998	6,249	125	(1,791)		32,581
Cost of oilfield services	—	102,762	—	(31,905)		70,857
General and administrative	4,323	7,456	5,014	—		16,793
Total operating expenses	52,941	116,467	5,139	(33,696)		140,851

Income (loss) from operations	27,198	27,284	(5,139)	(15,998)		33,345
Other income (expense), net	12,263	(695)	443	(658)		11,353
Net income (loss) before income taxes	$39,461	$26,589	$(4,696)	$(16,656	)(c)	$44,698

(a) RockPile’s Pressure Pumping and Other Services includes a small amount of non-pressure pumping related intersegment oilfield services revenue.

(b) Corporate and Other includes our corporate office and several subsidiaries that management does not consider to be part of the exploration and production or oilfield services segments. Also included are our results from our investment in Caliber, including any changes in the fair value of our equity investment derivatives. Other than our investment in Caliber, these subsidiaries have limited activity.

(c) $16.7 million RockPile, Caliber, and other services consolidated elimination results in a $16.7 million reduction in oil and natural gas property expenditures.

*Reference Note 4 — Segment Reporting in our Q3 fiscal 2015 Form 10-Q for additional details

Reconciliation Tables (in thousands)

a)             Consolidated Adjusted net income per common stockholder (reference disclosure (3) in “Use of Segment Information and Non-GAAP Measures”).

	Q3 Fiscal 2015	Q3 Fiscal 2014
Net income attributable to common stockholders	$25,398	$47,221
(Gain) loss on equity investment derivatives	(742)	(35,832)
(Gain) loss on commodity derivatives	(19,822)	(2,123)
Realized gain (loss) on commodity derivatives	688	(602)
System Conversion Costs	1,334	—
Tax impact(a)	8,006	4,333
Adjusted net income	$14,862	$12,996

Adjusted net income per common
Basic	$0.17	$0.16
Diluted(b)	$0.15	$0.14

Weighted average common shares
Basic	85,242	79,059
Diluted	102,954	96,042

(a) Tax impact is computed as pre tax-effected adjusting items multiplied by the Company’s effective tax rate.

(b) Includes interest expense add-back of $0.9 million and $0.9 million net of income taxes and amounts capitalized in Q3 fiscal 2015 and Q3 fiscal 2014, respectively, related to outstanding convertible note.

b)             E&P stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”).

	Q3 Fiscal 2015	Q2 Fiscal 2015
Net income before income taxes	$39,461	$28,865
Depreciation and amortization	27,998	23,439
Net interest expense	7,379	3,351
Stock-based compensation	93	344
Accretion of asset retirement obligations	149	41
System Conversion Costs	1,334	—
(Gain) loss on commodity derivatives	(19,822)	921
Realized gain (loss) on commodity derivatives	688	(2,954)
Adjusted-EBITDA	$57,280	$54,008

c)              RockPile stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”).

	Q3 Fiscal 2015	Q2 Fiscal 2015
Net income before income taxes (a)	$26,715	$22,453
Depreciation and amortization	6,120	4,690
Stock-based compensation	146	127
Net interest expense	572	564
Other	1,112	930
Adjusted-EBITDA	$34,665	$28,764

*RockPile Adjusted-EBITDA calculated per RockPile credit facility.

(a) Does not include other non-RockPile oilfield services.

d)             Caliber stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”).

	Q3 Fiscal 2015	Q2 Fiscal 2015
Net income before income taxes	$1,113	$881
Depreciation and amortization	894	510
Warrant amortization expense	210	171
Net interest expense	251	114
Net well connect fees billed(a)	391	588
Adjusted-EBITDA	$2,858	$2,264

*Caliber Adjusted-EBITDA represents Triangle’s approximately 32% ownership share of the partnership, before intracompany eliminations.

(a) Well connect fees are recorded as deferred revenue when completed and amortized over the expected term of the underlying production for revenue recognition purposes.  The adjustment to EBITDA represents well connect fees billed, net of revenue recognized during the period.

Forward-Looking Statements Disclosure

The information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the risks discussed in the Company’s annual report on Form 10-K and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.

Contact

Triangle Petroleum Corporation
Joe Magner, Vice President, Capital Markets
303-260-1696
info@trianglepetroleum.com